Exhibit 3.25

CERTIFICATE OF FORMATION

OF

PROJECT I ACQUISITION SUB, LLC

1.	The name of the limited liability company is Project I Acquisition Sub, LLC.

2.	The address of its registered office in the State of Delaware is 160 Greentree Drive, Suite 101, Dover, Delaware 19904. The name of its registered agent at such address is National Registered Agents, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Project I Acquisition Sub, LLC this 24th day of April, 2012.

/s/ Nathanael P. Kibler
Nathanael P. Kibler Authorized Person

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF FORMATION

OF

PROJECT I ACQUISITION SUB, LLC

1.	The name of the limited liability company is Project I Acquisition Sub, LLC (the “Company”).

2.	The Certificate of Formation of the Company is amended by deleting paragraph 1 thereof in its entirety and replacing it with a new paragraph 1 to read as follows:

“1. The name of the limited liability company is Infolab, LLC.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 23rd day of May, 2012.

PROJECT I ACQUISITION SUB, LLC

By:	/s/ Andrew Behrends
Andrew Behrends
Manager